CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report dated August 12, 1998, and to all references to our Firm included in or made a part of this Registration Statement on Form N-1A of Fasciano Fund, Inc.


ARTHUR ANDERSEN LLP
Chicago, Illinois
September 11, 1998